UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2023

BATTERY FUTURE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41158	98-1618517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Brickell Ave., #500-97545

Miami, FL 33131

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +61 (460) 545-788

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	BFAC.U	New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	BFAC	New York Stock Exchange
Redeemable warrants, each warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	BFAC.WS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 15, 2023, an aggregate of $250,000 (the “Extension Payment”) was deposited by Pala Investment Limited, a Jersey limited liability company (“Pala”), into the trust account of Battery Future Acquisition Corp. (“BFAC” or the “Company”) for BFAC’s public shareholders, representing $0.024 per public share, which enables BFAC to extend the period of time it has to consummate its initial business combination by one month to September 17, 2023 (the “Extension”). The Extension is the third of up to twelve one-month extensions permitted under BFAC’s governing documents and provides BFAC with additional time to complete its business combination.

Pala loaned the Extension Payment (the “Pala Trust Extension Loan”) to BFAC in order to support the Extension and caused the Extension Payment to be deposited in BFAC’s trust account for its public shareholders. This Extension Payment was evidenced by the unsecured convertible promissory note previously issued by BFAC to Pala on April 5, 2023 (as amended, the “Note”). The Note will be due and payable (subject to the waiver against trust provisions) on the earlier of (i) the date on which the business combination is consummated and (ii) the date of the Company’s liquidation. Pursuant to the Note, interest shall accrue at a rate of twenty percent (20.00%) per annum on the Pala Trust Extension Loan.

At any time on or prior to the Maturity Date, Pala may elect to convert the outstanding principal balance of the Note into warrants to purchase Class A ordinary shares of BFAC at a conversion price equal to $1.00 per warrant. The terms of such warrants issued in connection with such conversion shall be identical to the warrants issued to Pala in connection with BFAC’s initial public offering that closed on December 17, 2021. In the event that BFAC does not consummate a business combination, the Note will be repaid only from amounts remaining outside of BFAC’s trust account, if any.

The following events constitute events of default under the Note:

1.	Failure to make the required payments under the Note when due;

2.	The voluntary liquidation of BFAC; and

3.	The involuntary bankruptcy of BFAC.

The Note was issued pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by the terms and conditions of the Note, the form of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

10.1	Promissory Note, dated as of April 5, 2023 (as amended) (incorporated by reference to the Company’s Form 8-K (File No. 001-41158), filed with the SEC on August 10, 2023).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BATTERY FUTURE ACQUISITION CORP.

	By:	/s/ Kristopher Salinger
	Name:	Kristopher Salinger
	Title:	Chief Financial Officer

Dated: August 16, 2023